UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 17, 2011

The Providence Service Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-34221	86-0845127
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

64 East Broadway Blvd., Tucson, Arizona	85701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (520) 747-6600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Employment agreement with Herman Schwarz

On May 17, 2011, we entered in to a new employment agreement, or Employment Agreement, with Herman Schwarz, chief executive officer of LogistiCare Solutions, LLC, our wholly-owned subsidiary. The Employment Agreement will commence upon the expiration of the current employment agreement with Mr. Schwarz dated as of November 6, 2007, as amended, or Current Employment Agreement, on December 6, 2011 and expire on March 22, 2014 with no automatic renewal. Mr. Schwarz was named in our summary compensation table for the fiscal year ended December 31, 2010 included in our proxy statement filed with the Securities and Exchange Commission on April 20, 2011. The following description of the Employment Agreement is qualified in its entirety by reference to a copy of the Employment Agreement, attached hereto as Exhibit 10.1, and is incorporated herein by reference.

When entering in to the Employment Agreement, the Compensation Committee, or Committee, of our Board of Directors, or Board, reviewed the advice of a compensation consultant and outside legal counsel regarding market practices for employment agreements. The Employment Agreement continues to provide for compensation for Mr. Schwarz, term life insurance, restrictive covenants and severance in the event of termination of employment under certain circumstance as well as a payment in the event of a change in control (discussed in further detail below).

Under the Employment Agreement, the annual base salary for Mr. Schwarz was set at $418,000. The annual base salary paid to Mr. Schwarz will be reviewed at least annually by the Board and the Committee or other applicable committee of the Board in accordance with our compensation polices and guidelines then in effect, and may be modified as a result of such review at the sole discretion of the Board and/or the Committee. In addition to an annual base salary during the term of the Employment Agreement, Mr. Schwarz is eligible to participate in any bonus plans or incentive compensation programs, if any, as may be in effect from time to time, at a level consistent with his position and with our then current policies and practices.

We will maintain term life insurance on the life of Mr. Schwarz for a period of five years. Mr. Schwarz has the absolute right to designate the beneficiaries under his policy. We will pay the premiums for the shorter of (i) the period of five years commencing on the later of (a) the effective date of the Employment Agreement or (b) the date the insurance goes into effect or (ii) until Mr. Schwarz’s death or upon Mr. Schwarz terminating employment with us, at which time the policy would lapse or he would have the option to take over the policy.

The Employment Agreement contains restrictive covenants providing for the Mr. Schwarz’s non-competition, non-solicitation/non-piracy and non-disclosure. The term of the non-competition and non-solicitation covenants is for a period that includes the term of the Employment Agreement, and for a period of 18 months after the Employment Agreement is terminated for any reason.

Mr. Schwarz is eligible to receive a severance benefit in the event he is terminated by us without Cause, or by Mr. Schwarz for Good Reason (each as defined in the Employment Agreement), or if the Employment Agreement is not extended or a new employment agreement is not entered into upon the expiration of the Employment Agreement. The severance benefit to which Mr. Schwarz will be entitled following such termination is equal to one and one half times his base salary then in effect payable by us on the 60th day following his termination, or Payment Date; provided that prior to the Payment Date Mr. Schwarz executes a general release in favor of us and that on or prior to the Payment Date such general release is not revoked and Mr. Schwarz is not in material breach of the Employment Agreement (as more fully described in the Employment Agreement).

Certain payment provisions of the Employment Agreement with Mr. Schwarz are also triggered by a change in control and an ensuing negative employment event as described below. Under the Employment Agreement, a change in control refers to an event or events, in which:

•

any “person” as defined in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (other than (i) us or our subsidiaries, (ii) any fiduciary holding securities under our employee benefit plan or our subsidiaries, or (iii) any company owned by our stockholders), is or becomes the “beneficial owner” of 25% or more of our voting outstanding securities;

•

we consummate (i) certain mergers or consolidations as more specifically described in the Employment Agreements, (ii) our complete liquidation or (iii) the sale or disposition of all or substantially all of our assets; or

•	a majority of our directors are replaced in certain circumstances during any period of two consecutive years.

If a change in control of our company or LogistiCare (as defined in the Employment Agreement) occurs during the term of the Employment Agreement, and prior to the 24 month anniversary of the consummation date of the change in control, we or LogistiCare, as the case may be, terminate Mr. Schwarz’s employment without Cause, Mr. Schwarz terminates his employment for Good Reason, or the Employment Agreement expires by its terms and we or Logisticare, as the case may be, do not offer to renew the Employment Agreement for an additional term to expire no earlier than the 24 month anniversary of the consummation date of the change in control (in lieu of any other amounts payable under the Employment Agreements), Mr. Schwarz is entitled to receive a lump sum payment equal to two times the average of his annual W-2 compensation from us for the most recent five taxable years ending before the date on which the change in control occurs. The lump sum payment will be paid to Mr. Schwarz within ten days of his termination of employment following the change in control.

If the sum of any lump sum payments due to Mr. Schwarz would constitute an “excess parachute payment” (as defined in Section 280G of the Code), then such lump sum payment or other benefit due to Mr. Schwarz will be reduced to the largest amount that will not result in receipt by him of a parachute payment.

If Mr. Schwarz terminates his employment with us for other than Good Reason, he must first provide us with not less than forty five days prior written notice of termination.

All other provisions of the Employment Agreement remained substantially the same as those provided for in the Current Employment Agreement.

Amended and restated employment agreements with other executive officers

On May 17, 2011, we entered into amended and restated employment agreements, or the Amended Employment Agreements, with each of the following executive officers: Fletcher McCusker, our chief executive officer, Craig Norris, our chief operating officer, Michael Deitch, our chief financial officer and Fred Furman, our executive vice president and general counsel, in order to make the terms of their existing employment agreements consistent with those of the Employment Agreement with Mr. Schwarz. Each of these executive officers were named in our summary compensation table for the fiscal year ended December 31, 2010 (referred to as our Named Executive Officers) included in our proxy statement filed with the Securities and Exchange Commission on April 20, 2011. The following description of the amendments made to the employment agreements by the Amended Employment Agreements is qualified in its entirety by reference to copies of the Amended Employment Agreements, attached hereto as Exhibits 10.2, 10.3, 10.4 and 10.5, and incorporated herein by reference.

To be consistent with the terms of the Employment Agreement with Mr. Schwarz, each Amended Employment Agreement provides that if the executive terminates his employment with us other than for Good Reason, he must first provide us with not less than forty five days prior written notice of termination. In addition, with respect to the conditions precedent to a payment upon a change in control set forth in each

Amended Employment Agreement, a new clause was added providing for payment upon a change in control if the Amended Employment Agreement expires by its terms and we do not offer to renew the Amended Employment Agreement for an additional term to expire no earlier than the 24 month anniversary of the consummation date of the change in control to conform to the payment upon change in control provision described above under the Employment Agreement with Mr. Schwarz.

All other provisions of the Amended Employment Agreements remained substantially the same as those provided for in the employment agreements with each Named Executive Officer dated March 22, 2011, which were previously filed as exhibits to our Current Report on Form 8-K filed with the Securities and Exchange Commission on March 28, 2011.

Item 5.07	Submission of Matters to a Vote of Security Holders.

Our annual meeting of stockholders was held on May 17, 2011 for the following purposes:

a)	To elect one Class 2 director to serve for a three year term until the 2014 annual meeting of stockholders and until his successor has been duly elected and qualified. The nominee for director was elected by a vote of our stockholders as follows:

	Total Affirmative Votes	Total Votes Withheld	Total Broker Non-Votes
Warren S. Rustand	10,340,701	519,892	1,134,076

b)	To reapprove the existing performance criteria under The Providence Service Corporation 2006 Long-Term Incentive Plan, as amended, or the 2006 Plan. The proposal to reapprove the existing performance criteria under the 2006 Plan was approved by our stockholders as follows:

Votes For	9,608,372
Votes Against	1,247,914
Abstentions	4,307
Broker Non-Votes	1,134,076

c)	To hold a non-binding advisory vote on executive compensation. Our stockholders approved on a non-binding advisory basis executive compensation as follows:

Votes For	9,606,398
Votes Against	1,250,668
Abstentions	3,527
Broker Non-Votes	1,134,076

d)	To hold a non-binding advisory vote on the frequency of the non-binding advisory vote on executive compensation every one, two or three years. Our stockholders approved on a non-binding advisory basis a one-year frequency on the non-binding advisory vote on executive compensation as follows:

Every year	10,029,641
Every 2 years	16,651
Every 3 years	813,811
Abstentions	490
Broker Non-Votes	1,134,076

Based upon our Board of Director’s, or the Board, recommendation in the proxy statement and the results of the non-binding advisory vote on the frequency of advisory votes on our executive compensation set forth above, we will provide our stockholders with an annual opportunity to cast non-binding advisory votes on our executive compensation until the next required non-binding advisory vote on the frequency of future non-binding advisory votes on our executive compensation. We are required to hold an advisory vote on frequency of the advisory vote on executive compensation every six years.

e)	To ratify the appointment of KPMG LLP as the independent registered public accounting firm of our company to serve for the 2011 fiscal year. The proposal to ratify the appointment of KPMG was approved by our stockholders as follows:

Votes For	11,970,940
Votes Against	22,729
Abstentions	1,000
Broker Non-Votes	—

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Employment Agreement dated May 17, 2011 between The Providence Service Corporation and Herman Schwarz.

10.2	Amended and Restated Employment Agreement dated May 17, 2011 between The Providence Service Corporation and Fletcher Jay McCusker.

10.3	Amended and Restated Employment Agreement dated May 17, 2011 between The Providence Service Corporation and Craig A. Norris.

10.4	Amended and Restated Employment Agreement dated May 17, 2011 between The Providence Service Corporation and Michael N. Deitch.

10.5	Amended and Restated Employment Agreement dated May 17, 2011 between The Providence Service Corporation and Fred D. Furman.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PROVIDENCE SERVICE CORPORATION

Date: May 19, 2011	By:	/s/ FLETCHER JAY MCCUSKER
	Name:	Fletcher Jay McCusker
	Title:	Chief Executive Officer

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